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                                                                   EXHIBIT 21.1

                          SUBSIDIARIES* OF THE COMPANY

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Name of Corporation                                                  Jurisdiction of Incorporation
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
UNITED STATES SUBSIDIARIES
CI (U.S.) Corp.                                                                 Utah
Florida Wire and Cable, Inc.                                                    Delaware
Georgetown Steel Corporation                                                    Delaware
Georgetown Wire Company, Inc.                                                   Delaware
GS Technologies Operating Co., Inc.                                             Delaware
K-Lath Corporation, Inc. (inactive)                                             California
ME - West Castings, Inc.                                                        Arizona
ME International, Inc.                                                          Michigan

UNITED STATES JOINT VENTURE
American Iron Reduction LLC (50%)                                               Louisiana

FOREIGN SUBSIDIARIES
Acerco S.A.                                                                     Peru
Aceros del Sur S.A. (68% directly owned by the company, and
                      8% directly owned by the Company's wholly-
                      owned subsidiary, Acerco S.A.)                            Peru
GS Technologies Europa GmbH                                                     Germany
GST Europa AB                                                                   Sweden
GST Europa S.p.A.                                                               Italy
GST Europe Ltd.                                                                 United Kingdom
GST Europe S.A.                                                                 Belgium
Inversiones en Molienda S.A.                                                    Chile
MolyCop Chile S.A.                                                              Chile
MolyCop Steel, Inc.                                                             Canada
Tree Island Industries Ltd.                                                     Canada

FOREIGN JOINT VENTURES
CISA (51%)                                                                      France
Donhad Pty. Ltd. (40%)                                                          Western Australia
Empresa Siderurgica del Peru S.A. (96.46% owned by Sidercorp S.A.)              Peru
GST Philippines, Inc. (37.5%)                                                   Philippines
Sidercorp S.A. (33.3%)                                                          Peru
SIMEC MolyCop S.A. de C.V. (49%)                                                Mexico
MolyCop Canada (50%)                                                            Canada
GSI Lucchini S.p.A. (49%)                                                       Italy
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 -  Subsidiaries are wholly-owned unless otherwise noted.